Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that Anna C. Catalano, whose signature appears below hereby constitutes and appoints Patrick C. Regan, Mary E. Caiazzo and Michael Chitty and each of them, as her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for her in her name, place and stead, in any and all capacity, in connection with the Registration Statement of Form S-3 filed with the Securities and Exchange Commission on June 21, 2006, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signed…/s/ Anna C. Catalano……….

Anna C. Catalano

Date:        March 8, 2007